SHARE EXCHANGE AGREEMENT

BETWEEN

Sino Union International Limited,
a company incorporated under the laws of Anguilla
("Sino")

AND
Cheung Yuet Wah, representing the 100% shareholder of
Rito International Enterprise Company Limited,
a company incorporated under the laws of Hong Kong
("Rito")

Dated as of May 4, 2015

THIS AGREEMENT("Agreement") is between Sino Union International Limited, an Anguilla corporation ("Sino") and Ms. Cheung Yuet Wah (the "Seller"), the sole shareholder of Rito International Enterprise Company Limited ., a Hong Kong corporation (the "Rito"). Sino Union International Limited, Ms. Cheung Yuet Wah and Rito International Enterprise Company Limited are referred to herein individually as a "Party" and collectively as the "Parties".

Collectively the Parties

WHEREAS , Sino desires to purchase 100% of the Issued and Outstanding shares of Rito, together with all of the assets of Rito (the "Business Assets") on the terms and subject to the conditions set forth herein and;

WHEREAS , Rito owns the assets and intellectual property, described more fully in Exhibit A and;

WHEREAS , Sino has agreed to issue -3- new Common Shares of the Sino to Seller to exchange 100% of the shares and assets of Rito for a cost of US$3 (at value $1 per share);

WHEREAS , Or Ka Ming, the Director of Sino, is the Company's signing authority.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
EXCHANGE OF SHARES

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, **Ms. Cheung Yuet Wah.** hereby agrees to sell, assign, transfer convey and deliver to Sino, 100% of the shares and the assets in Rito, for US$3 in shares, together with all of its rights, titles and interests in the business assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2 Sino hereby agrees to purchase and acquire 100% of the shares of Rito and all of its Business Assets from Rito and issue Seller an aggregate of -3- new Common Shares of the Sino and that this shares issuance in full of the US$3.

1.3 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Seller hereby agrees to transfer control of the shares and assets of Rito to Sino through the acceptance and confirmation of the issuance and granting, by Sino, of -3- newly issued shares of Sino which shares, represents the full consideration in exchange of 100% of the shares of Rito and all of its assets as described in Exhibit A.

ARTICLE II
CLOSING

2.1 The consummation of the transfer by Seller to Sino, and the acquisition by Sino of Rito and its assets by the issuance of -3- new Common Shares of Sino shall occur not later than May 11, 2015 (the "Closing Date"). Immediately at the Closing Date, Sino shall deliver, or cause to be delivered, to Seller, a board resolution confirming the issuance of -3- Common Shares that are being sold, assigned, and conveyed to Seller, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to Seller.

2.2 Immediately after the Closing, Sino shall deliver to Seller, Stock certificate(s) representing -3- shares issued in the name or names designated by Seller.

2.3 On or before June 11, 2015, Seller shall deliver, for transmittal to Sino, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of Rito.

ARTICLE III
EXECUTION

3.1 Sino shall execute and deliver to Seller, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of Sino.

3.2 Seller shall execute and deliver to Sino, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of Rito and all of the assets of Rito.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF RITO

Sino hereby represents and warrants to Seller as follows (it being acknowledged that Seller is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of Sino hereunder):

4.1 Authorization. Sino, represented by Or Ka Ming, the Director of Sino has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Sino, and this Agreement is enforceable with respect to Rito in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which Sino is a party or by which Sino or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Sino or the assets or properties of Sino.

4.2 Legality of Shares. To the best of Sino's knowledge, the Common Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any

other person. Upon delivery of the Common Shares as set forth in this Agreement, Seller will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3 No undisclosed Issues or Liabilities. Sino warrants that to the best of its knowledge there are no, issues that might tend to cause damage to Sino or its shareholders, or state or federal regulatory problems of any description.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

5.1 Authorization. Seller has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from Sino and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Seller and this Agreement is enforceable with respect to Seller, in accordance with its terms.

5.2 Information Regarding this Agreement and the Company. Seller has obtained such information regarding the financial position and prospects of Sino, as Seller considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from Seller pursuant to this Agreement.

5.3 Disclosure of Transference of Control

(a) Seller understands and accepts that certain legal and regulatory filings and disclosures may be required in order to properly and legally execute the transfer of control of the shares and assets

(b) Seller will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c) Seller will provide a detailed list of individuals or entities (the "New Shareholders") designated to receive Common Shares of Sino pursuant to issuance of the -3- Common Shares specified in this Agreement.

(d) The above noted detailed list of New Shareholders shall include the full legal name of the individual or entity receiving Sino Common Shares, the full address and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Exhibit B).

5.4 Seller warrants that Seller shall deliver to Sino all of rights, titles and interests in 100% of the shares of Rito, the company Rito and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.5 Seller warrants that all translations in English of all documents, as required by the Hong Kong and Anguilla shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of Anguilla.

6.4 Shares to Be Held In Escrow. The Parties agree that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5 Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to Sino, to:	Sino Union International Limited OMC office, Babrow Building, The Valley A1-2640, Anguilla, BWI
(b) If to Seller, to:	Attn: Cheung Yuet Wah Rito International Enterprise Company Limited Room 2301,23/F, Wing Hing Industrial Building 83-93 Chai Wan Kok Street Tsuen Wan, NT, Hong Kong

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.6.

6.6 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8 Attorneys' Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

SINO UNION INTERNATIONAL LIMITED

By: ______________________
Designated Signing Authority
Or Ka Ming
President, Director

SELLER

By: ______________________
Cheung Yuet Wah
100% shareholder of
Rito International Enterprise
Company Limited

Exhibit A

List of Assets

Rito International Enterprise Company Ltd.

A traditional trading company, which is incorporated in Hong Kong. It is established by a group of Hong Kong people who apply their own professional knowledge to specialize an international share network platform. The management team treats the customers and merchants wholeheartedly in order to build up a trust relationship. The existing products include handmade accessories, necklace, and watches.

It holds an intellectual property, which is E-commerce Customers Relationship Management System, namely "U 惠-CRM U-Hui-CRM", related to provide customer management, without limitation, all Intellectual property Rights and Technical Information.

The E-commerce Customer Relationship Management System features are as follows:-

- Sales automation (customizable product entries, inventory management, quotations, billing, and trouble ticketing)
- Customer support & service functions
- Marketing automation (lead generation, campaign support)
- Inventory Management
- Analysis and reporting
- Integration with E-mail systems
- Calendaring
- Contact Management
- PDF document generation
- Integration with Shopping Cart.